Exhibit 10.2

Short Term Lease

for

PERSEON CORPORATION,

a Delaware corporation

Landlord

and

PYREXAR MEDICAL INC.,

a Nevada corporation

Tenant

Table of Contents

Basic Lease Information	PAGE

1.	Definitions

1.1	Location of Definitions; Basic Lease Information	1

2.	Premises

2.1	Premises Defined	1

2.2	First Floor Offices to be Secured.	1

3.	Term	1

3.1	Term Commencement	1

4.	Rent; Additional Charges

4.1	Rental	2

4.2	Additional Charges	2

4.3	Late Charges	2

5.	Common Areas

5.1	Right to Use Common Areas	2

5.2	Alteration by Landlord	2

6.	Use

6.1	Use	3

6.2	No Nuisance	3

6.3	Compliance with Laws	3

6.4	Hazardous Materials	3

7.	Alterations

7.1	Alterations	4

8.	Repairs and Other Work

8.1	Tenant’s Obligations	4

8.2	Conditions Applicable to Repairs and Other Work	4

9.	Liens	5

10.	Inability to Perform	5

11.	Destruction	5

12.	Insurance

12.1	Insurance on Tenant’s Property	6

12.2	Tenant’s Liability Insurance	6

12.3	Form of Policies	6

12.4	Compliance with Insurance Requirements	7

13.	Eminent Domain

13.1	Effect of Taking	7

13.2	Award	7

13.3	Abatement of Rent	7

13.4	Temporary Taking	8

14.	Assignment and Subletting	8

15.	Utilities

15.1	Utilities	8

15.2	Interruption of Service	8

15.3	Security Systems and Programs	9

16.	Default	9

16.1	Events of Default	9

16.2	Remedies	10

17.	Fees and Expenses; Indemnity; Payment

17.1	Landlord’s Right to Remedy Defaults	12

17.2	Indemnity	12

17.3	Interest on Past Due Obligations	13

18.	Access to Premises

18.1	Landlord’s Right to Enter	13

19.	Notices	13

20.	No Waiver	14

21.	Tenant’s Certificates	14

22.	Rules and Regulations	14

23.	Tenant’s Taxes	14

24.	Authority	14

25.	Miscellaneous	15

25.1	Successors and Assigns	15

25.2	Severability	15

25.3	Applicable Law	15

25.4	Integration	16

25.5	Quiet Enjoyment	16

25.6	Holding Over	16

25.7	Time of Essence	16

25.8	Broker’s Commissions	16

25.9	Recovery Against Landlord	16

25.10	Amendments	16

25.11	Attorneys’ Fees	17

25.12	Exhibits	17

Exhibits
A	Diagram of Premises
B	List of Defined Terms
C	Rules and Regulations

Basic Lease Information

Building:	2188 West 2200 South Salt Lake City, Utah 84119
Landlord’s Address:	Perseon Corporation 2188 West 2200 South Salt Lake City, Utah 84119 Facsimile: (801) 924-7863 bbarth@perseonmedical.com Attention: William S. Barth
Tenant’s Address:	Pyrexar Medical, Inc. 2188 West 2200 South Salt Lake City, Utah 84119 Email: brian.chard@pyrexar.com Attention: Brian Chard
Commencement Date:	April 1st 2015
Expiration Date:	The Lease may be terminated by either party upon one hundred and eighty (180) days prior written notice to the other party.
Rentable Area of Premises:
9,787 rentable square feet including 3,464 square feet shared with Perseon located on the 1st and 2nd floors of the Building. Upon written agreement of the parties, the rentable square feet may be adjusted and the Base Rent (below) shall be adjusted automatically.

Base Rent
Base Rent shall be at the rate of $12 per annum per rentable square feet, as such square footage may be adjusted by mutual agreement of the parties. 3,464 square feet on the first and second floors will be shared with Perseon whilst they are in joint occupation of the building and the rent payable on the shared space will be at $6 per square foot per annum during the term of the lease.

Diagram of Premises:	See Exhibit A
Use:	General office and manufacturing and warehouse

Short Term Lease

This Short Term Lease, dated as of April 1st , 2015, is between PERSEON CORPORATION, a Delaware corporation (“Landlord”), and PYREXAR MEDICAL INC., a Nevada corporation (“Tenant”).

Landlord and Tenant hereby covenant and agree as follows:

1.	Definitions

1.1	Location of Definitions; Basic Lease Information

For convenience of reference only defined terms and the sections in which they are defined are set forth in Exhibit B.  The Basic Lease Information is hereby incorporated into and made a part of this Lease.

2.	Premises

2.1	Premises Defined

Landlord leases to Tenant and Tenant hires from Landlord on the terms and conditions contained in this Lease the Premises specified in the Basic Lease Information.  The terms “common area” and “common areas” shall mean spaces, facilities, and installations such as toilets, janitor, telephone, electrical, and mechanical rooms and closets, trash facilities, stairs, public lobbies, corridors and other circulation areas, wherever located in the Building.  The Building, the real property upon which the Building stands, common areas, drives, walkways and other amenities appurtenant to or servicing the Building, are herein sometimes collectively called the “Real Property.”    Tenant has inspected the Premises and accepts the Premises “as is” with no representation or warranty by Landlord regarding the condition of the Premises or suitability of the Premises for Tenant’s use. Upon written agreement of the parties, the rentable square footage of the Premises may be adjusted and the Base Rent (below) shall be adjusted automatically.

2.2	First Floor Offices to be Secured.

Landlord to secure exits to premises leased on the second floor. Landlord agrees to provide suitable locking doors to the premises occupied on the second floor and provide two (2) sets of keys for the locks.

3.	Term

3.1	Term Commencement

The Premises are leased for a term (the “Term”) commencing on the Commencement Date as set forth in the Basic Lease Information.  The duration of the term of this Lease shall be for the period commencing on the Commencement Date and continuing thereafter, terminable by either party upon one hundred eighty (180) days prior written notice to the other party.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the Term, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

4.	Rent; Additional Charges

4.1	Rental

Tenant shall pay to Landlord during the Term at the address set forth in the Basic Lease Information, without demand, offset or deduction, Base Rent as set forth in the Basic Lease Information.  Rent shall be payable on or before the first day of each month, in advance, provided that the first month’s rent shall be payable upon the execution of this Lease.  If the Commencement Date or the Expiration Date should occur on a day other than the first or last day of a calendar month, respectively, then the Rent for such period shall be prorated.

4.2	Additional Charges

Tenant shall pay to Landlord when due all charges, fees and expenses and other amounts whatsoever as provided in this Lease (“Additional Charges”).  Unless otherwise specifically provided for herein, all Additional Charges shall be due on the first day of the month following Tenant’s receipt of Landlord’s invoice for the Additional Charges.  Landlord shall have the same remedies for Tenant’s failure to pay any item of Additional Charges when due as for failure to pay any installment of Rent when due.

4.3	Late Charges

If Tenant fails to pay any Rent or Additional Charges within five (5) days after the date the same is due, such unpaid amounts will be subject to a late payment charge equal to five percent (5%) of the unpaid amounts in each instance.  The late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as liquidated damages and a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine.

5.	Common Areas

5.1	Right to Use Common Areas

Tenant and Tenant’s agents shall have the right to use during the Term the common areas of the Building to be specified in common with other persons approved by Landlord, subject to Landlord’s rules and regulations and the provisions of this Lease.

5.2	Alteration by Landlord

Landlord hereby reserves the right, at any time and from time to time, without the consent of or liability of any kind whatsoever to Tenant, Tenant’s agents or employees, to make alterations or additions to the Real Property, to change, add to, eliminate or reduce the extent, size, shape, number or configuration of any aspect of the Real Property; to close to the general public all or any portion of the Real Property, to the extent and for the period necessary to avoid any dedication to the public, to effect any repairs or further construction, or in case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s reasonable opinion; to change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems of the Real Property; to change common area to rental space and rental space to common area; to utilize portions of the common areas for entertainment, displays, product shows, the leasing of temporary or permanent kiosks or other such uses as, in Landlord’s judgment, tend to attract the public; and to change the name, number or designation by which the Real Property is commonly known.  In undertaking the activities provided for in this Section 5.2, Landlord shall use reasonable efforts to avoid interfering with the use of the Premises by Tenant.

6.	Use

6.1	Use

The Premises shall be used for general office and administration, manufacturing and warehousing..

6.2	No Nuisance

Tenant shall not allow, suffer or permit the Premises or any use thereof to constitute a nuisance or unreasonably interfere with the safety, comfort or enjoyment of the Building by Landlord or any other occupants of the Building or their customers, invitees or any others lawfully in, upon or about the Building or its environs.

6.3	Compliance with Laws

Tenant, at Tenant’s expense, shall comply with and cause all of Tenant’s agents to comply with all applicable laws, ordinances, rules and regulations of governmental authorities applicable to the Premises or the use or occupancy thereof, including, without limitation, the law commonly known as the Americans With Disabilities Act; provided that Tenant shall not be obligated to make any alterations to the electrical, mechanical, heating, ventilation or air conditioning, life safety or plumbing systems of the Building (collectively the “Building Systems”) or structural elements of the Building pursuant to this Section 6.3, unless such alterations are required as a result of Tenant’s actions or result from particular alterations or improvements to the Premises made by or for Tenant.

6.4	Hazardous Materials

Tenant shall not cause or suffer or permit any Hazardous Materials, as defined below, to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or the Real Property by Tenant or any of Tenant’s agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors), except to the extent such Hazardous Materials are customarily kept or used by typical office, manufacturing and warehousing tenants and are kept and used in accordance with all applicable laws.  If Tenant breaches the obligations stated in the preceding sentence, or if the presence of any Hazardous Material on the Premises or the Real Property caused or suffered or permitted by Tenant or any of Tenant’s agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors) results in contamination of the Premises or the Real Property, or if contamination of the Premises or the Real Property by any Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, damages, costs, liabilities and expenses (including, without limitation, diminution in value or use of the Real Property, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination.  This indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work on or under the Premises. “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or by common law decisions, including, without limitation, (i) all chlorinated solvents, (ii) petroleum products or by-products, (iii) asbestos and (iv) polychlorinated biphenyls.

7.	Alterations

7.1	Alterations

Tenant shall not before or during the Term make or suffer to be made any alterations, additions or improvements in or to the Premises (herein collectively called “Alterations”), without the prior written consent of Landlord.

8.	Repairs and Other Work

8.1	Tenant’s Obligations

Tenant shall at all times during the Term maintain the Premises in good, clean and sanitary condition and, at Tenant’s cost and expense, shall make all repairs and replacements as and when necessary to preserve the Premises in good working order and condition; provided that Tenant shall not be obligated to repair or maintain the Building Systems or the structural elements of the building located within the Premises unless such repair or maintenance is necessitated by any act of Tenant, its agents contractors or employees.  Except as otherwise specifically set forth herein, Landlord shall not be liable for, and there shall be no abatement of Rent or Additional Charges, with respect to, any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Real Property, including, without limitation, the Premises, or in or to the fixtures, appurtenances and equipment therein.  Tenant hereby waives and releases its rights under any laws related to the condition of the Premises or Tenant’s right to effect repairs in the Premises and deduct the cost thereof from the Rent, except to the extent expressly provided herein.  Tenant shall not drill into, disfigure, or deface any part of the Premises, the Building, or the surrounding grounds, or suffer the same to be done.

8.2	Conditions Applicable to Repairs and Other Work

All repairs, replacements, and reconstruction made by or on behalf of Tenant or any of Tenant’s agents shall be made and performed (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) in such manner so as to be at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work, (e) in accordance with the Rules and Regulations for the Real Property adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (f) so as not to interfere with the use and enjoyment of the Building by Landlord, other tenants of the Building or any other persons, and (g) in compliance with such other requirements as Landlord may reasonably impose.

9.	Liens

Tenant shall keep the Premises and the Real Property free from any liens during the term of the Lease, except to the extent caused by Landlord.  In the event that Tenant shall not, within fifteen (15) days following notice of the imposition of any such lien, cause same to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the lien to be released by such means as Landlord shall deem proper, including, without limitation, payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable by Tenant within thirty (30) days after demand.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Real Property and any other party having an interest therein, from mechanics’, materialmen’s and other liens.  In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any construction on the Premises.

10.	Inability to Perform

Except to the extent expressly provided herein, if, by reason of acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or any other cause or event beyond Landlord’s reasonable control, Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease or any collateral instrument, no such inability or delay shall (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or reduction of Rent or Additional Charges, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant’s business, or otherwise.

11.	Destruction

If any portion of the Real Property is damaged by any casualty to the extent that the Premises are made unusable for the normal operation of Tenant’s business on the Premises, this Lease shall automatically terminate as of the date of destruction.

12.	Insurance

12.1	Insurance on Tenant’s Property

Tenant shall during the Term provide insurance coverage for all risks of physical loss or damage insuring the full replacement value of Tenant’s trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property of Tenant.

12.2	Tenant’s Liability Insurance

Tenant shall during the Term of the Lease provide broad form commercial general liability insurance, and automobile liability insurance, each with a minimum combined single limit of liability of at least Three Million dollars ($3,000,000.00), and statutory worker’s compensation insurance with an employer’s liability limit in the amount of One Million Dollars ($1,000,000.00) covering all of Tenant’s employees.  Such broad form commercial general liability insurance shall include products and completed operations liability insurance, fire legal liability insurance, contractual liability insurance applicable to all of Tenant’s indemnity obligations under this Lease, and such other coverage as Landlord may reasonably require from time to time.  At Landlord’s request, Tenant shall increase such insurance coverage to a level that is reasonably required by Landlord.

12.3	Form of Policies

All insurance policies required to be carried by Tenant under this Lease shall (i) be written by companies rated A/XII or better in “Best’s Insurance Guide” and authorized to do business in Utah, (ii) name Landlord, and any other parties designated by Landlord as additional insureds, (iii) as to liability coverages, be written on an “occurrences” basis, (iv) provide that Landlord shall receive thirty (30) days’ notice from the insurer before any cancellation or change in coverage, and (v) contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained.  Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance.  Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord’s prior written approval (which shall not be unreasonably withheld) and in any event Tenant shall be liable for payment of same in the event of any casualty.  If requested by Landlord, Tenant shall deliver reasonably satisfactory evidence of such insurance to Landlord; and, in the event Tenant shall fail to procure such insurance or to deliver reasonably satisfactory evidence thereof within five (5) business days after written notice from Landlord of such failure,   If any such insurance expires without having been renewed by Tenant or if Tenant at any time during the Term of this Lease fails to procure such insurance, Landlord shall have the option in addition to Landlord’s other remedies and upon not less than five (5) days’ notice to Tenant to procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges.  The limits of the insurance required under this Lease shall not limit the liability of Tenant.

12.4	Compliance with Insurance Requirements

Tenant shall not do anything, or suffer or permit anything to be done, in or about the Premises that shall invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein. Landlord will advise any violation of this clause and allow tenant thirty (30) days to cure. Tenant, at Tenant’s expense, shall comply with, and shall cause all occupants of the Premises to comply with, all applicable customary rules, orders, regulations or requirements of any board of fire underwriters or other similar body.

13.	Eminent Domain

13.1	Effect of Taking

If all of the Premises is condemned or taken (or any transfer is made in lieu thereof) before or during the Term for public or quasi-public use, (each of which events shall be referred to as a “taking”), this Lease shall automatically terminate as of the date of the vesting of title.  If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking.  If such portion of the Real Property is taken as to render the Building incapable of economically feasible operation as reasonably determined by Landlord, this Lease may be terminated by Landlord, as of the date of the vesting of title as a result of such taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur.  If such portion of the Premises is taken as to render the Premises or the remaining portion thereof unusable by Tenant for the normal operation of Tenant’s business or the Premises, this Lease may be terminated by Tenant as of the date of the vesting of title as a result of such taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which said vesting will occur.  If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord, unless Tenant pays to Landlord in advance the difference between the cost of such restoration and the amount of the condemnation proceeds received by Landlord.

13.2	Award

Landlord shall be entitled to the entire award for any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant or the interruption of or damage to Tenant’s business.

13.3	Abatement of Rent

In the event of a partial taking that does not result in a termination of this Lease as to the entire Premises, the Rent and Additional Charges shall abate in proportion to the portion of the Premises taken or rendered untenantable by such taking.

13.4	Temporary Taking

If all or any portion of the Premises is taken for a limited period of time before or during the Term, this Lease shall remain in full force and effect; provided, however, that the Rent and Additional Charges payable pursuant to Article 4 shall abate during such limited period in proportion to the portion of the Premises taken by such taking.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

14.	Assignment and Subletting

Tenant shall not, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (each such act is herein referred to as an “Assignment”), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is herein referred to as a “Sublease”) without the prior written consent of Landlord, consent not to be unreasonably withheld..

15.	Utilities

15.1	Utilities

Landlord is responsible for providing utility services to the premises in accordance with existing permissions and contracts. Landlord is responsible for monitoring and allocating utility charges in accordance with historic costs paid. Landlord may isolate utility services to the premises and install separate meters if deemed appropriate. Tenant will not be responsible for any cost incurred in installing separate utility meters. Tenant shall pay all charges for all gas, electricity, light, heat, steam, power, water and sewage, telephone or other communication services used, and other services rendered or supplied, upon or in connection with the Premises during the term, and shall indemnify and hold harmless Landlord against and from any liability therefore.  In the event that any of the foregoing utilities are provided to users of the Building in common, Tenant’s shall be obligated only for Tenant’s share of the cost of the same. Tenant’s share of any such costs shall be determined by multiplying a fraction, the numerator of which shall be the rentable area of the Premises, and the denominator of which shall be the total rentable area of the Building. Tenant’s Share may be adjusted by Landlord from time to time to reflect adjustments to the then-current rentable area of the Building or the Premises.  Tenant acknowledges that the Premises and/or the Building may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof.  Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, and/or the Building, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.  Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or applicable laws.  Landlord may elect to estimate the charges to be paid by Tenant under this Section 15.1 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges.  When the actual charges are determined by Landlord, an appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

15.2	Interruption of Service

Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance.  No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder.  In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises or the Building.

15.3	Security Systems and Programs

Landlord shall have no liability for any safety or security devices or services in the Premises or the Building.  The risk that any safety or security device, service or program may not be effective, or may malfunction or be circumvented, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses.  Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord or required by law.

16.	Default

16.1	Events of Default

The occurrence of any one or more of the following events shall constitute a default or breach of this Lease by Tenant (“Default”):

(a) Failure of Tenant to pay any installment of Rent or Additional Charges when and as the same becomes due.

(b) Failure of Tenant to perform any of the provisions of this Lease to be performed by Tenant, other than as described in Section 16.1(a), where such failure shall continue for fifteen (15) days after notice of such failure by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion.

(c) The filing by or against Tenant of any action or proceeding under any federal or state insolvency, reorganization, bankruptcy or other debtor relief statute now or hereafter existing, (unless in the case of such action taken against Tenant, the same is dismissed within thirty (30) days); or the appointment of a trustee or receiver over, or the attachment of Tenant’s leasehold estate in the Premises or Tenant’s assets at the Premises that is not dismissed within thirty (30) days after the filing thereof.

(d) The vacation or abandonment of the Premises by Tenant for a period of ten (10) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, or the failure of Tenant to continuously operate Tenant’s business in the Premises, in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease.  Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect.

(e) An Assignment or Sublease, or attempted Assignment or Sublease, of this Lease or the Premises by Tenant, unless such Assignment or Sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto.

16.2	Remedies

Upon the occurrence of a default by Tenant under this Lease that is not cured by Tenant within the grace periods specified in Section 16.1 above, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

(a) Termination.  Terminate this Lease by providing written notice of such termination to Tenant, in which case neither Landlord nor Tenant shall have any further rights or obligations under this Lease as of the date of termination, except with respect to any unpaid Rent and those amounts Tenant was obligated to pay to Landlord prior to the date of such termination; or terminate Tenant’s possessory rights, without terminating this Lease, in which case Landlord shall have the rights described below.  If Landlord elects to terminate the Lease, Landlord shall have the immediate right, after complying with all applicable legal requirements or with Tenant’s consent in lieu thereof, to enter and take possession of the Premises, and remove all persons, furniture, fixtures and equipment from the Premises, at Tenant’s sole expense, in order to recover at once, full and exclusive possession of the Premises.  Regardless of whether Landlord elects to terminate this Lease or terminate Tenant’s possessory rights, Tenant shall pay to Landlord all costs and damages arising out of Tenant’s Default, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance, such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(b) Re-entry/Reletting.  If Landlord elects to terminate Tenant’s possessory rights without terminating this Lease, Landlord shall have the right, after complying with all applicable legal requirements or with Tenant’s consent in lieu thereof, to enter and take possession of the Premises and remove all persons, furniture, fixtures and equipment from the Premises, at Tenant’s sole expense, in order to recover at once, full and exclusive possession of the Premises.  Should Landlord elect to terminate Tenant’s possessory rights without terminating this Lease, Landlord shall undertake to relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion.  In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder.  Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(c) No Termination.  No re-entry or taking of possession of the Premises by Landlord pursuant to this Section 16.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(d) Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(e) No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord.  The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(f) Landlord’s Lien. In addition to any statutory lien Landlord has, Tenant hereby grants to Landlord a continuing security interest for all sums of money becoming due hereunder upon the inventory, fixtures, equipment, accessions, furnishings, and such other property of Tenant now or hereafter situated on or about the Premises, and the proceeds therefrom (the “Personal Property Collateral”), and such property will not be removed from the Premises without the consent of Landlord until all sums of money then due Landlord have been first paid and discharged. The provisions of this Section constitute a security agreement under the Uniform Commercial Code of the State where the Premises are located (the “Code”) so that Landlord has and may enforce a security interest on all of the Personal Property Collateral.  Consistent with the terms of the Code, Tenant authorizes Landlord to file a financing statement describing the above collateral.  If a default occurs under this Lease, Landlord will have, in addition to all other remedies of a secured party provided herein or by law, all rights and remedies under the Code, including, without limitation, the right to sell the Personal Property Collateral at public or private sale upon five (5) days’ notice to Tenant.  This contractual lien will be in addition to any statutory lien for rent.

(g) Utah Law.  The provisions of this Section 16.2 will be construed consistent with Utah law, so that remedies of Landlord herein described are available to Landlord to the full extent but only to the extent that they are not invalid or unenforceable under Utah law.

17.	Fees and Expenses; Indemnity; Payment

17.1	Landlord’s Right to Remedy Defaults

If Tenant shall default in the performance of any of its obligations under this Lease after notice and expiration of the applicable cure period, Landlord, may remedy such default at Tenant’s expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.  Notwithstanding the foregoing, Landlord shall have the right to cure any failure by Tenant to perform any of its obligations under this Lease without notice to Tenant if such failure results in an immediate threat to life or safety of any person, or impairs the Building or its efficient operation.

17.2	Indemnity

Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord, all partners of any partnership constituting Landlord, and their respective officers, directors, shareholders, members, managers, employees, servants and agents, Landlord’s property manager, all mortgagees or beneficiaries of Landlord’s interest in all or any portion of the Real Property, and the lessor or lessors under all ground or underlying leases (sometimes collectively referred to herein as “Related Entities”) against and save Landlord and Related Entities harmless from and defend Landlord and Related Entities through attorneys reasonably satisfactory to Landlord from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, any reasonable attorneys’ fees, to the extent incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants, conditions or other obligations of this Lease, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person occupying the Premises, (c) the condition of the Premises or any occurrence or happening on the Premises between the Commencement Date and the time Landlord has accepted the surrender of the Premises after the expiration or termination of the Term, (d) any negligence or willful misconduct of Tenant or any subtenant of the Premises or any of their respective employees while on the Real Property, or (e) Landlord’s inability to obtain access to any portion of the Premises with respect to which Landlord has not been furnished a key (if locked) or access has been otherwise restricted.

17.3	Interest on Past Due Obligations

Unless otherwise specifically provided herein, any amount due from Tenant to Landlord under this Lease which is not paid within five (5) days from the date when due shall bear interest from the due date until paid at the rate of fifteen percent (10%) per annum.  The payment of such interest shall not alone excuse or cure any default under this Lease.

18.	Access to Premises

18.1	Landlord’s Right to Enter

Landlord reserves for itself and its agents, employees and independent contractors the right to enter the Premises at all reasonable times (upon reasonable telephonic notice, if possible) to inspect the Premises, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees, beneficiaries or prospective tenants, to post notices of nonresponsibility, to determine whether Tenant is complying with its obligations under this Lease, and to alter, improve or repair the Premises or any other portion of the Building.  Tenant shall not place any locks on any interior doors in the Premises without the consent of Landlord and without providing Landlord with copies of the keys for such locks.  In the event of an emergency, Landlord shall have the right to enter the Premises at any time without notice.  Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open doors in an emergency, in order to obtain entry to any portion of the Premises.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement of Rent or Additional Charges, or any other loss occasioned by Landlord’s exercise of any of its rights under this Article 18.  Tenant waives all rights to consequential damages (including, without limitation, damages for lost profits and lost opportunities) arising in connection with Landlord’s exercise of its right under this Section 18.1.

19.	Notices

Except as otherwise expressly provided in this Lease, any payment required to be made and any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by personal delivery or registered or certified mail, return receipt requested, or by overnight courier service or by facsimile transmission with a following copy by first class mail, addressed (a) to Tenant at the Premises, (b) to Landlord at the address set forth in the Basic Lease Information or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 19.  Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of receipt or refusal to accept delivery.

20.	No Waiver

No provision of this Lease may be waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought.  No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease, no course of conduct between Landlord and Tenant, and no acceptance of the keys or to possession of the Premises before the termination of the Term by Landlord or any employee or representative of Landlord shall constitute a waiver of any breach or a waiver or modification of any term, covenant or condition of this Lease.  No payment by Tenant of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing or becoming due, unless Landlord elects otherwise.

21.	Tenant’s Certificates

Tenant, at any time and from time to time, within ten (10) days after written request, shall execute, acknowledge and deliver to Landlord, addressed (at Landlord’s request) to any prospective purchaser, ground or underlying lessor or mortgagee or beneficiary of any part of the Real Property, an estoppel certificate in form and substance reasonably designated by Landlord.  Tenant’s failure to do so within such ten (10) day period shall be conclusive upon Tenant that all facts set forth in Landlord’s proposed certificate are true and correct.

22.	Rules and Regulations

Tenant shall before and during the Term faithfully observe and comply with, and shall cause all occupants of the Premises to observe and comply with, the rules and regulations attached to this Lease as Exhibit C and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the “Rules and Regulations”).

23.	Tenant’s Taxes

In addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the Term, whether or not now customary or within the contemplation of the parties hereto, (a) upon, measured by or reasonably attributable to Tenant’s improvements, equipment, furniture, fixtures and other personal property located in the Premises, including, without limitation, any Alterations, (b) upon or measured by Rent or Additional Charges, or both, payable under this Lease.

24.	Authority

If either party signs as a corporation, partnership or limited liability company, each of the persons executing this Lease on behalf of such party does hereby covenant and warrant that such party is a duly authorized and existing entity, that such party has and is qualified to do business in Utah, that the entity has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the entity are authorized to do so.

25.	Miscellaneous

25.1	Successors and Assigns

The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns.

25.2	Severability

If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

25.3	Applicable Law

This Lease shall be governed by and construed in accordance with the laws of the State of Utah, without regard to its principles of conflicts of law.  Tenant hereby knowingly, intentionally, and irrevocably agrees that Landlord may bring any action or claim to enforce or interpret the provisions of this Lease in the State and County where the Premises are located, and that Tenant irrevocably consents to personal jurisdiction in such State for the purposes of any such action or claim.  Nothing in this Section 25.3 shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce or interpret the provisions of this Lease in any other appropriate place or forum.  Tenant further agrees that any action or claim brought by Tenant to enforce or interpret the provisions of this Lease, or otherwise arising out of or related to this Lease or to Tenant’s use and occupancy of the Premises, regardless of the theory of relief or recovery and regardless of whether third parties are involved in the action, may only be brought in the State and County where the Premises are located, unless otherwise agreed in writing by Landlord prior to the commencement of any such action.

In the interest of obtaining a speedier and less costly adjudication of any dispute, Landlord and Tenant hereby knowingly, intentionally, and irrevocably waive the right to trial by jury in any legal action, proceeding, claim, or counterclaim brought by either of them against the other on all matters arising out of or related to this Lease or the use and occupancy of the Premises.

25.4	Integration

The terms of this Lease (including, without limitation, the Exhibits hereto) are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written).

25.5	Quiet Enjoyment

Upon Tenant paying the Rent and Additional Charges and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord.

25.6	Holding Over

If Tenant shall hold over after the expiration of the Term, Tenant shall pay Rent equal to one hundred fifty percent (150%) of the Rent payable during the final full lease year (exclusive of abatements, if any), together with an amount reasonably estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights).  No holding over by Tenant after the Term shall operate to extend the Term.

25.7	Time of Essence

Time is of the essence of each and every provision of this Lease.

25.8	Broker’s Commissions

Each party represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker’s commission, finder’s fee or other commission or fee relating to the leasing of the Premises.  Each party shall indemnify, defend and hold harmless the other and the other’s constituent partners and their respective officers, directors, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party.

25.9	Recovery Against Landlord

Tenant shall look solely to Landlord’s interest in the Real Property for the recovery as provided under applicable law of any judgment against Landlord.  Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord or any constituent partner of Landlord is a corporation, its directors, officers and shareholders, shall never be personally liable for any such judgment.  In the event that any Landlord hereunder sells or conveys its interest in the Building, all liabilities and obligations on the part of such Landlord under this Lease accruing thereafter shall terminate and all such liabilities and obligations shall be binding upon the new owner.

25.10	Amendments

No amendments or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant.  No amendment to this Lease shall be binding on any mortgagee or beneficiary of Landlord (or purchaser at any foreclosure sale) unless such mortgagee or beneficiary shall have consented thereto in writing.

25.11	Attorneys’ Fees

If Landlord becomes a party to any litigation not initiated by Tenant concerning this Lease, the Premises or the Real Property by reason of any act or omission of Tenant or its authorized representatives, and not by reason of its own act or omission or any act or omission of its authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys’ fees and court costs incurred by Landlord in the litigation.

If either party commences an action against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and court costs.  The fees recoverable, as provided above, shall include fees incurred on appeal and any other post-judgment proceeding.

25.12	Exhibits

Exhibits A, B and C are attached hereto and by this reference incorporated herein.

[Intentionally left blank – signature page to follow]

In Witness Whereof, Landlord and Tenant have each caused their duly authorized representatives to execute this Lease on their behalf as of the date first above written.

LANDLORD: PERSEON CORPORATION, a Delaware corporation By: /s/ William S. Barth Name: William S. Barth Title: Chief Financial Officer TENANT:
PYREXAR MEDICAL INC., a Nevada corporation By: /s/ Brian Chard Name: Brian Chard Title: C.F.O. and Director

Exhibit A

Diagram of Premises

A - 1

Exhibit B

List of Defined Terms

Term Additional Charges	Page 2
Alterations	4
Assignment	8
Building Systems	3
Hazardous Material	4
Landlord	1
Real Property	1
Related Entities	12
Rules and Regulations	14
Sublease	8
taking	7
Tenant	1
Term1	1

B - 1

Exhibit C

Rules and Regulations

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit C to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises.  The terms and conditions of this Exhibit C are hereby incorporated into and are made a part of the Lease.  Capitalized terms used, but not otherwise defined, in this Exhibit C have the meanings ascribed to such terms in the Lease.

1. Use of Common areas.  Tenant will not obstruct the Common Areas, and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises.  The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interest of the Building and its tenants.

2. No Access to Roof.  Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord.  Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time.  In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Agents on the roof of the Building.

3. Signage.  Tenant will fix an appropriate sign to the premises exterior at Tenant’s cost. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building.  All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord which approval will not be unreasonably withheld.

4. Prohibited Uses.  The Premises will not be used for lodging or for the sale of goods to the general public.  Tenant will not permit any food preparation on the Premises except within designated areas. .

5. Janitorial Services.  Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than the Landlord’s janitorial service, except with Landlord’s prior written consent.  Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises.  Janitorial service shall mean ordinary dusting and cleaning, normal vacuuming, window washing and emptying of waste receptacles, replacement of standard ceiling lights but shall exclude cleaning of carpets, washing dishes, moving furniture, plant maintenance, cleaning of mirrors, replacement of other light bulbs and other special services.  Tenant shall not have access to Landlord’s janitorial equipment and supplies.

6. Keys, Locks and Security Cards.  Landlord will furnish Tenant, free of charge, two (2) keys to each door or lock into the premises.  Landlord may make a reasonable charge for any additional or replacement keys and access cards.  Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock.  On the termination of the lease, Tenant will deliver all keys and access cards to any locks or doors in the Building which have been obtained by Tenant.

7. Nuisances and Dangerous Substances.  Tenant will not conduct itself or permit its agents, employees, contractors or invitees to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers.  Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building.  Tenant will not use or keep in the Premises or the Property any kerosene,  gasoline or other combustible fluid or material or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord.  Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.  Tenant will not bring or keep any animals in or about the Premises or the Property.

8. Building Name and Address.  Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.  Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name of the Building.

9. Window Coverings.  No curtains, draperies, blinds, shutters, shades, awnings, screens, or other coverings, window ventilators, hangings, decorations or similar equipment except those existing shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

10. Floor coverings.  Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises except those existing in any manner except as approved in writing by Landlord.  Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

11. Electrical Installations.  Landlord will direct Tenant’s electricians as to where and how telephone, telegraph and electrical wires are to be installed.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

12. Office Closing Procedures.  Tenant’s will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage.  Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule.  Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

13. Plumbing Facilities.  The toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be disposed of therein.  Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

14. Use of Hand Trucks.  Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards, or such other equipment as Landlord may approve.

15. Refuse.  Tenant will store all its trash and garbage within the Premises.  No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Salt Lake City without being in violation of any law or ordinance governing such disposal.  All trash and garbage removal will be only through such Common Areas provided for such purposes and at such times as Landlord may designate.

16. Soliciting.  Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

17. Parking.  Tenant will use, and will cause its agents, employees, contractors, invitees, and visitors to use, the parking spaces to which it is entitled under the Lease in a manner consistent with Landlord’s directional signs and marking in the Parking Areas. Landlord to provide 15 designated parking spaces for use by the Tenant. Specifically, but without limitation, Tenant will not park, or permit its agents, employees, contractors, invitees, and visitors to park, in a manner that impedes access to and from the Building or the Parking Areas or that violates space reservations for handicapped drivers registered as such with the Utah Department of Motor Vehicles.  Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Areas, including, but not limited to, towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

18. Fire, Security and Safety Regulations.  Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

19. Responsibility for Theft.  Tenant assumes any and all responsibility for protecting the Premises from Theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

20. Sales and Auctions.  Tenant will not display or sell merchandise outside the exterior walls and doorways of the Premises nor use such areas for storage.  Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the Premises an advertising medium which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.  Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

21. Enforcement.  Landlord may waive anyone or more of the Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

22. Effect on Lease.  The Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.  Violation of the Rules and Regulations constitutes a failure to fully perform the provisions of the Lease.

23. Additional and Amended Rules.  Landlord reserves the right to rescind or amend the Rules and Regulations and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.